SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

           ----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                               AEHR TEST SYSTEMS
           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)     Title of each class of securities to which transactions applies:

(2)     Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

        [ ]      Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount previously paid:

(2)     Form, Schedule or Registration Statement No.:

(3)     Filing party:

(4)     Date filed:

                               [GRAPHIC OMITTED]



                               AEHR TEST SYSTEMS
                             1667 Plymouth Street
                        Mountain View, California 94043
                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 20, 1999
                               ----------------



TO THE SHAREHOLDERS OF
 AEHR TEST SYSTEMS:

     You  are  cordially  invited  to  attend the Annual Meeting of Shareholders
(the  "Annual  Meeting")  of  Aehr  Test  Systems, a California corporation (the
"Company") to be held on October 20, 1999, at 4:00 p.m., at 1667 Plymouth Street, Mountain View, California 94043, for the following purposes:

   1. To elect five directors.

   2. To approve an amendment of the 1996 Stock Option Plan to increase the number of shares issuable thereunder by 300,000 shares.

   3. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending May 31, 2000.

   4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only holders of record of the Common Stock at the close of business on September 14, 1999 will be entitled to notice of and to vote at the Annual Meeting. Please sign, date and mail the enclosed proxy so that your shares may be represented at the Annual Meeting if you are unable to attend and vote in person.



                                        By Order of the Board of Directors,


                                        /s/ RHEA J. POSEDEL



                                        RHEA J. POSEDEL
                                        President, Chief Executive Officer and
                                        Chairman of the Board of Directors

                                AEHR TEST SYSTEMS
                             1667 Plymouth Street
                         Mountain View, California 94043
                                 ---------------

                                 PROXY STATEMENT

                                 ---------------


                         ANNUAL MEETING OF SHAREHOLDERS


     This Proxy Statement is being furnished to the Shareholders (the "Shareholders") of Aehr Test Systems, a California corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held on October 20, 1999 and at any adjournments thereof.

     At the Annual Meeting, the Shareholders will be asked:

     1.  To elect five directors.

     2. To approve an amendment of the 1996 Stock Option Plan to increase the number of shares issuable thereunder by 300,000 shares.

     3. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ended May 31, 2000.

     4. To transact such other business as may properly come before the Annual Meeting or any adjournments of the Annual Meeting.

     The Board of Directors has fixed the close of business on September 14, 1999 as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting. Each such Shareholder will be entitled to one vote for each share of Common Stock ("Common Share") held on all matters to come before the Annual Meeting and may vote in person or by proxy authorized in writing.

     This Proxy Statement and the accompanying form of proxy are first being sent to holders of the Common Shares on or about September 27, 1999.



                              THE ANNUAL MEETING


Date, Time and Place

     The Annual Meeting will be held on October 20, 1999 at 4:00 p.m., local time, at 1667 Plymouth Street, Mountain View, California 94043.


General

     The Company's principal office is located at 1667 Plymouth Street, Mountain View, California 94043 and its telephone number is (650) 691-9400.


Record Date and Shares Entitled to Vote

     Shareholders of record at the close of business on September 14, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 6,779,368 Common Shares outstanding and entitled to vote.


Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Proxy Solicitation

     Each shareholder voting for the election of directors may cumulate his or her votes, giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that the shareholder is entitled to vote, or distributing the shareholder's votes on the same principle among as many candidates as the shareholder chooses. No shareholder shall be entitled to cumulate votes for any candidate unless the candidate's name has been properly placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. On all other matters, each share has one vote.

     Proxies are being solicited by the Company. The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone or telegram.


Quorum; Abstentions; Broker Non-Votes

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" (the "Votes Cast") at the Annual Meeting with respect to such matter.

     While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     Broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal on which the broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.


Deadline for Receipt of Shareholder Proposals for 2000 Annual Meeting

     Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission ("SEC"). Proposals of shareholders of the Company intended to be presented for consideration at the Company's 2000 Annual Meeting of Shareholders must be received by the Company no later than May 31, 2000, in order that they may be included in the proxy statement and form of proxy related to that meeting.

     The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a shareholder intends to submit a proposal at the Company's Annual Meeting in 2000, which is not eligible for inclusion in the proxy statement relating to that meeting, the shareholder must give notice to the Company in accordance with the requirements set forth in rules promulgated under the Securities Act of 1934, as amended, no later than August 11, 2000. If such a shareholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the Company's Annual Meeting in 2000.


Shareholder Information

     IN  COMPLIANCE  WITH  RULE  14A-3 PROMULGATED UNDER THE SECURITIES EXCHANGE
ACT OF 1934, THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S

ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL SCHEDULES THERETO. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO AEHR TEST SYSTEMS, 1667 PLYMOUTH STREET, MOUNTAIN VIEW, CA 94043, ATTENTION: INVESTOR RELATIONS.


               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                           DIRECTORS AND MANAGEMENT

     The   following   table   sets  forth  certain  information  regarding  the
beneficial  ownership  of  the  Company's Common Stock as of August 31, 1999, or
some  other  practical date in cases of the principal shareholders, by: (i) each person  (or  group  of  affiliated  persons)  known  to  the  Company  to be the beneficial  owner  of  more  than  5%  of  the Company's Common Stock, (ii) each director  of  the  Company, (iii) each of the Company's executive officers named in  the  Summary Compensation Table appearing herein, and (iv) all directors and executive officers of the Company as a group:


                                                                               Shares Beneficially
                                                                                    Owned (1)
                                                                           ---------------------------
Beneficial Owner                                                              Number      Percent (2)
----------------                                                           -----------   -------------
Named Executive Officers and Directors:
Rhea J. Posedel(3) ...................................................       984,929          14.4%
William W. R. Elder(4) ...............................................        62,083           *
Mario M. Rosati(5) ...................................................       224,340           3.3%
David Torresdal(6) ...................................................       264,783           3.9%
Mukesh Patel(7) ......................................................         5,000           *
Gary L. Larson(8) ....................................................        57,665           *
Carl N. Buck(9) ......................................................        60,402           *
Richard F. Sette(10) .................................................        50,519           *
Raul V. Tan(11) ......................................................        40,932           *
All Directors and Executive Officers as a group (12 persons)(12) .....     1,819,624          25.2%

Principal Shareholders:
Private Capital Management(13) .......................................     1,291,800          19.1%
 3003 Tamiami Trail North, Naples, FL 33940
State of Wisconsin Investment Board(14) ..............................       861,000          12.7%
 121 East Wilson Street, Madison, WI 53707
Wellington Management Company, LLP(15) ...............................       676,000          10.0%
 75 State Street, Boston, MA 02109
Franklin Resources, Inc.(16) .........................................       586,000           8.6%
 777 Mariners Island Blvd., San Mateo, CA 94404

------------
  *  Represents less than 1%
 (1) Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have represented to the Company that they have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Aehr Test Systems, 1667 Plymouth Street, Mountain View, California 94043.
 (2) Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of August 31, 1999 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
 (3) Includes 20,000 shares held by Vivian Owen, Mr. Posedel's wife, 5,000 shares held by Rhea J. Posedel, trustee for Natalie Diane Posedel, Mr. Posedel's daughter, and 78,748 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 1999.

                                       3


 (4) Includes 2,500 shares held jointly with Gloria Elder, and 57,083 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 1999.
 (5) Includes 3,040 shares held of record by WS Investment Company 87A. Mr. Rosati is a general partner of WS Investment Company 87A and disclaims beneficial ownership of the shares held by WS Investment Company 87A except to the extent of his proportionate partnership interest therein. Also includes 27,000 shares held by Mario M. Rosati and Douglas Laurice, trustees for the benefit of Mario M. Rosati, 152,217 shares held by Mario
     M.  Rosati,  Trustee  of  the  Mario  M.  Rosati Trust, U/D/T dated 1/9/90,
     20,000 shares held by Douglas M. Laurice and Mario M. Rosati TTEE FBO Sally Rosati Banks and 22,083 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 1999.
 (6) Includes  233,700  shares  held  jointly with Betty Torresdal, 1,800 shares held by Barbara Long, trustee for the benefit of Brock Frank Torresdal, 1,800 shares held by Barbara Long, trustee for the benefit of Candice Ann Torresdal, 1,800 shares held by Barbara Long, trustee for the benefit of Eric Nels Torresdal, 1,800 shares held by Barbara Long, trustee for the benefit of Kyler David Torresdal, 1,800 shares held by Barbara Long, trustee for the benefit of Kevin Allen Torresdal, and 22,083 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 1999.
 (7) Includes 5,000 shares issuable upon the exercise of stock options within 60 days of August 31, 1999.
 (8) Includes 56,165 shares issuable upon the exercise of stock options within 60 days of August 31, 1999.
 (9) Includes 49,041 shares issuable upon the exercise of stock options within 60 days of August 31, 1999.
(10) Includes 50,519 shares issuable upon the exercise of stock options within 60 days of August 31, 1999.
(11) Includes 35,103 shares issuable upon the exercise of stock options within 60 days of August 31, 1999.
(12) Includes 3,558 shares held in the name of William D. Barraclough and 441,238 shares issuable upon the exercise of stock options within 60 days of August 31, 1999.
(13) Based solely on Form 13F Holdings Report filed with the SEC by Private Capital Management, Inc. ("PCM") for the period ended June 30, 1999. PCM has sole investment power and no voting power with respect to the shares.
(14) Based solely on Form 13F Holdings Report filed with the SEC by the State of Wisconsin Investment Board ("SWIB") for the period ended June 30, 1999. SWIB has sole investment and sole voting power with respect to the shares.
(15) Based solely on Form 13F Holdings Report filed with the SEC by Wellington Management Company, LLP ("WMC") for the period ended June 30, 1999. WMC, in its capacity as investment advisor, may be deemed to have beneficial ownership of the 676,000 shares which are held of record by investment advisory clients of WMC. WMC has sole investment power and no voting power with respect to 320,000 shares, and shared investment and shared voting power with respect to the remaining shares.
(16) Based solely on Form 13F Holdings Report filed with the SEC by Franklin Resources, Inc. ("FRI") for the period ended June 30, 1999. The reported 586,000 shares are held by the mutual funds in the Franklin/Templeton Group of Funds (the "F/T Group") (a tradename for U.S. based separate, unaffiliated investment companies whose investment advisors are direct or indirect wholly owned subsidiaries of FRI) and other managed accounts advised by direct or indirect wholly owned subsidiaries of FRI. Voting and investment power to the shares owned by the F/T Group resides with the respective investment advisor of each fund, subject to guidelines set forth by each fund's Board of Trustees or Directors. Voting power of the shares held by the managed accounts may or may not reside with the respective investment advisor of the managed account, subject to guidelines set forth by the managed account. FRI has shared investment power with respect to 586,000 shares, sole voting power with respect to 297,200 shares and no voting power with respect to the remaining shares.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

     At the Annual Meeting, five directors are to be elected to serve until the next Annual Meeting or until their successors are elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the five nominees named below, all of whom are presently directors of the Company. Each nominee has consented to be named a nominee in this Proxy Statement and to continue to serve as a director if elected. Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees listed below as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

     The  names of the nominees and certain information about them are set forth below:

                                                                                       Director
Name of Nominee                       Age                   Position                    Since
---------------                       ---                   --------                   --------
Rhea J. Posedel ..................    57     Chairman of the Board, President and       1977
                                               Chief Executive Officer
William W. R. Elder (1)(2) .......    60     Director                                   1989
Mario M. Rosati (2) ..............    53     Director and Secretary                     1977
David Torresdal (1) ..............    61     Director                                   1977
Mukesh Patel .....................    41     Director                                   1999

------------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

     The principal occupation of each of the Board members during the past five years is set forth below. There is no family relationship between any director or executive officer of the Company.

     RHEA J. POSEDEL is a founder of the Company and has served as President, Chief Executive Officer and Chairman of the Board of Directors since its inception in 1977. Prior to founding the company, Mr. Posedel held various project engineering and engineering managerial positions at Lockheed Martin Corporation (formerly "Lockheed Missile & Space Corporation"), Ampex
Corporation, and Cohu, Inc. He received a B.S. in Electrical Engineering from the University of California, Berkeley, an M.S. in Electrical Engineering from San Jose State University and an M.B.A. from Golden Gate University.

     WILLIAM W. R. ELDER has been a director of the Company since 1989. Dr. Elder was the Chief Executive Officer of Genus, Inc. ("Genus"), a semiconductor company, from his founding of Genus in 1981 to September 1996, and has been serving in that same position again since April 1998. Dr. Elder has been a director of Genus since its inception. Dr. Elder holds a B.S.I.E. and an honorary Doctorate Degree from the University of Paisley in Scotland. He is also a director of Unitrode, Inc. and Align-Rite International, Inc.

     MARIO M. ROSATI has served as Secretary and a director of the Company since 1977. He is a member of the law firm of Wilson Sonsini Goodrich & Rosati, which he joined in 1971. Mr. Rosati is a graduate of Boalt Hall, University of California at Berkeley. Mr. Rosati is a director of C*ATS Software, Inc., a software development company, Genus, Inc., a semiconductor company, Meridian Data, Inc., a software development company, Ross Systems, a client/server application software company, LECG, Inc., a law and economics consulting company, and Sanmina Corporation, a customized, integrated electronics manufacturing services company, as well as several private companies.

     DAVID TORRESDAL has been a director of the Company since 1977. He has been President of Davtron, Inc., a manufacturer of aircraft electronic equipment, since 1970. Mr. Torresdal received an A.A.S. in Engineering from Oregon Technical Institute.

     MUKESH PATEL was appointed to the Company's Board of Directors in June 1999. Mr. Patel co-founded SMART Modular Technologies, Inc., where he has served on its Board of Directors since its inception; he acted in various executive capacities from 1989 to 1998, and in 1999 assumed his current position of Vice President, Memory Division. Mr. Patel holds a B.S. degree in Engineering with emphasis on digital electronics from Bombay University, India. Mr. Patel also serves on the Boards of Directors of Krypton Isolation, Inc. and Jedi Technologies, Inc.


Board Meetings and Committees

     The  Board  of Directors held a total of three (3) meetings and acted three
(3) times by unanimous written consent during the fiscal year ended May 31, 1999. No incumbent director during his period of service in such fiscal year attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served. The Board of Directors has two committees, the Audit Committee and the Compensation Committee.

     The Audit Committee of the Board of Directors currently consists of Messrs. Torresdal and Elder. The Audit Committee held one (1) meeting during fiscal year 1999. The Audit Committee is responsible for reviewing the results and scope of the audit and other services provided by the Company's independent auditors.

     The Compensation Committee of the Board of Directors currently consists of Messrs. Rosati and Elder. The Compensation Committee held one (1) meeting during fiscal year 1999. The Compensation Committee reviews and advises the Board of Directors regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company.

     The Board of Directors has no nominating committee or any committee performing such function.


Director Compensation

     Rhea J. Posedel, the only inside director of the Company, does not receive any cash compensation for his services as a member of the Board of Directors. Each outside director receives (1) an annual retainer of $5,000, (2) $1,000 for each regular board meeting he attends, and (3) $500 for each committee meeting he attends if not held in conjunction with a regular board meeting, in addition to being reimbursed for certain expenses incurred in attending Board and committee meetings. An inside director is a director who is a regular employee of the Company, whereas an outside director is not an employee of the Company. Directors are eligible to participate in the Company's stock option plans. Outside directors were granted no options in fiscal 1997 and 1998. William Elder, Mario Rosati and David Torresdal were each granted options to purchase 5,000 shares at $4.25 per share in fiscal 1999.


Vote Required

     The five nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under California law. See "Quorum; Abstentions; Broker Non-Votes."

             MANAGEMENT RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
                             NOMINEES LISTED ABOVE

                                  PROPOSAL 2
                      AMENDMENT TO 1996 STOCK OPTION PLAN


Proposal

     Management is proposing that the 1996 Stock Option Plan (the "Stock Plan") be amended to increase the number of shares authorized thereunder to provide for the issuance of up to an aggregate of 950,000 shares of Common Stock of the Company to employees, directors and consultants of the Company. This would require the reservation of an additional 300,000 shares of Common Stock for issuance upon exercise of the options granted pursuant to the Stock Plan, in addition to the 650,000 shares previously reserved under the Stock Plan.

     Management is proposing this amendment in order to allow for sufficient stock options to cover the Company's needs for at least the next fiscal year.


Summary of Stock Plan

     Purpose. The purposes of the Stock Plan are to attract and retain the best available personnel, to provide additional incentive to employees, directors and consultants of the Company and to promote the success of the Company's business.

     Status of Shares. As of September 1, 1999, options to purchase a total of 629,000 (net of cancelled or expired options) shares were outstanding under the Stock Plan. In addition, options to purchase 20,532 (plus any shares that might in the future be returned to the plan as a result of cancellations or expiration of options) shares remained available for future grant thereunder.

     Eligibility; Administration. Under the Stock Plan, employees may be granted "incentive stock options" intended to qualify within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and employees, directors and consultants may be granted "non-statutory stock options" not intended to qualify under such statute. The Stock Plan is administered by the Board of Directors of the Company, or by a committee appointed by the Board of Directors and consisting of at least two members of the Board, which determine the terms of options granted, including the exercise price, the number of shares subject of the option and the options' exercisability. The Board or its committee has sole discretion to interpret any provision of the Stock Plan.

     Exercise Price. The exercise price of options granted under the Stock Plan is determined by the Board of Directors or its committee. The exercise price of incentive stock options may not be less than 100% of the fair market value of the Common Stock on the date the option is granted. However, the exercise price of options granted to an optionee who owns more than 10% of the voting power or value of all classes of stock of the Company must not be less than 110% of the fair market value on the date of grant. The Common Stock is currently traded on The Nasdaq Stock Market. While the Company's stock is traded on The Nasdaq Stock Market, the fair market value is the reported closing price on the date of grant.

     Exercisability. Options granted to new optionees under the Stock Plan generally become exercisable starting one month after the date of grant with 1|M/48th of the shares covered thereby becoming exercisable at that time and with an additional 1|M/48th of the total number of option shares becoming exercisable each month thereafter, with full vesting occurring on the fourth anniversary of the date of grant. The term of an option may not exceed ten years. No option may be transferred by the optionee other than by will or the laws of descent or distribution. Each option may be exercised, during the lifetime of the optionee, only by such optionee.

     Stock Purchase Rights. The Stock Plan permits the Company to grant rights to purchase Common Stock. After the Board or Committee determines that it will offer stock purchase rights under the Stock Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of shares that the offeree shall be entitled to purchase, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a stock purchase agreement or a stock bonus agreement in the form determined by the Board or Committee.

     Unless  the  Board  or  Committee  determines otherwise, the stock purchase agreement  or  a  stock  bonus  agreement  shall  grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason. The purchase price for shares repurchased pursuant to the stock purchase agreement or a stock bonus agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Board or Committee may determine.

     Amendment and Termination. The Board may at any time amend or terminate the Stock Plan without approval of the shareholders; provided, however, that the Company will obtain shareholder approval of any amendment to the Stock Plan to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), with Section 422 of the Code, or with any other applicable law or regulation, including requirements of the NASD or any established stock exchange. Any amendment or termination of the Stock Plan is subject to the rights of optionees under agreements entered into prior to such amendment or termination.


Certain Federal Tax Information

     An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or at the time it is exercised, although exercise of the option may subject the optionee to the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after exercise of the option, any gain will be treated as long-term capital gain. If these holding periods are not satisfied at the time of sale, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of (i) the fair market value of the stock at the date of the option exercise or (ii) the sale price of the stock, and the Company will be entitled to a deduction in the same amount. (Different rules may apply upon a premature disposition by an optionee who is an officer, director or 10 % shareholder of the Company.) Any additional gain or loss recognized on such a premature disposition of the shares will be characterized as capital gain or loss. If the Company grants an incentive stock option and as a result of the grant the optionee has the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value (under all plans of the Company and determined for each share as of the date the option to purchase the share was granted) in excess of $100,000, then the excess shares must be treated as non-statutory options.

     An optionee who is granted a non-statutory stock option will also not recognize any taxable income upon the grant of the option. However, upon exercise of a non-statutory stock option, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized by an optionee who is an employee of the Company will be subject to tax withholding by the Company. Upon resale of the shares by the optionee, any difference between the sales price and the fair market value at the time of exercise, to the extent not recognized as ordinary income as described above, will be treated as capital gain or loss. The Company will be allowed a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee.


Vote Required

     Approval of the amendment to the Stock Plan requires the affirmative vote of the Votes Cast. The effect of an abstention is the same as that of a vote against the proposal.

               MANAGEMENT RECOMMENDS THAT SHAREHOLDERS VOTE FOR
                    THE AMENDMENT TO 1996 STOCK OPTION PLAN

                                  PROPOSAL 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


     The Board of Directors of the Company has selected PricewaterhouseCoopers LLP, as the Company's independent auditors, to audit the financial statements of the Company for the current fiscal year ending May 31, 2000, and recommends that Shareholders vote for ratification of such appointment. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

       MANAGEMENT RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION
                OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP


                      COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows information concerning compensation awarded to, earned by or paid for services to the Company in all capacities during the fiscal years ended May 31, 1999, 1998 and 1997 by the Chief Executive Officer and each of the four other most highly compensated executive officers with annual compensation in excess of $100,000 for the fiscal year ended May 31, 1999.


                          Summary Compensation Table


                                                                         Long-term
                                                                        Compensation
                                                                        -------------
                                              Annual Compensation        Securities
                                Fiscal     --------------------------    Underlying         All Other
Name and Principal Position      Year      Salary ($)     Bonus ($)      Options ($)     Compensation ($)
------------------------------- --------   ------------   -----------   -------------   ------------------
Rhea J. Posedel    ............  1999        $174,464           --         $1,813         $2,647(1)
 President, Chief Executive      1998        $192,125       $37,800        $4,194         $2,512(2)
 Officer and Chairman of         1997        $185,040       $70,500        $5,388         $2,497(3)
 the Board of Directors

Gary L. Larson  ...............  1999        $131,404           --         $1,732         $3,125(1)
 Vice President of Finance and   1998        $144,408       $21,375        $4,164         $3,248(2)
 Chief Financial Officer         1997        $133,449       $33,700        $5,258         $3,313(3)

Carl N. Buck    ...............  1999        $117,867           --         $1,475         $1,596(1)
 Vice President of Marketing     1998        $127,787       $23,780        $3,797         $1,305(2)
                                 1997        $121,742       $24,142        $4,717         $1,312(3)

Richard F. Sette   ............  1999        $116,131           --         $1,529         $1,961(1)
 Vice President of Operations    1998        $128,639       $18,750        $3,657         $2,270(2)
                                 1997        $121,827       $26,500        $4,465         $1,848(4)

Raul V. Tan  ..................  1999        $109,822       $ 9,100        $1,518         $2,379(1)
 Vice President of Research and  1998        $117,685       $15,000        $3,682         $1,570(2)
 Development Engineering         1997        $ 26,097       $ 4,500           --             --

------------
(1) Consists of health and life insurance premiums paid by the Company during the year ended May 31, 1999.
(2) Consists of health and life insurance premiums paid by the Company during the year ended May 31, 1998.
(3) Consists of health and life insurance premiums paid by the Company during the year ended May 31, 1997.
(4) Consists of $9,595 paid by the Company for relocation costs and $2,253 in health and life insurance premiums paid by the Company during the year ended May 31, 1997.

Stock Option Grants and Exercises

     The following table sets forth the number and terms of options granted to the persons named in the Summary Compensation Table during the fiscal year ended May 31, 1999.


                       Option Grants in Last Fiscal Year



                                     Individual Grants
--------------------------------------------------------------------------------------------   Potential Realizable
                                                                                                 Value at Assumed
                                                                                                  Annual Rates of
                           Number of        % of Total                                              Stock Price
                           Securities         Options                                            Appreciation for
                           Underlying       Granted to          Exercise                          Option Term (4)
                            Options        Employees in           Price         Expiration     ---------------------
Name                      Granted (1)     Fiscal Year (2)     ($/Share) (3)        Date         5% ($)     10% ($)
------------------------- -------------   -----------------   ---------------   ------------   ---------   ---------
Rhea J. Posedel ........    20,000            8.2%              $6.7375         6/10/03         $21,594     $62,537
Gary L. Larson .........    10,000            4.1%              $6.1250         6/10/03         $16,922     $37,394
Carl N. Buck ...........     7,500            3.1%              $6.1250         6/10/03         $12,692     $28,045
Richard F. Sette .......    10,000            4.1%              $6.1250         6/10/03         $16,922     $37,394
Raul V. Tan ............    10,000            4.1%              $6.1250         6/10/03         $16,922     $37,394

------------
(1) Options granted under the 1996 Stock Option Plan and vest over four years from June 10, 1998.
(2) Based on an aggregate of 242,500 options granted by the Company in the year ended May 31, 1999 to employees and consultants to the Company, including the named executive officers.
(3) The exercise price per share of each option was equal to the fair market value of the Common Stock on the date of grant as determined by the Board of Directors, except the exercise price of the options granted to Mr. Posedel was equal to 110% of the fair market value of the Common Stock on the date of the grant.
(4) This column sets forth hypothetical gains or "option spreads" for the options at the end of their respective five-year terms, as calculated in accordance with the rules of the SEC. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of 5% and 10% from the date the option was granted to the end of the option term. The 5% and 10% rates of appreciation are specified by the rules of the SEC and do not represent the Company's estimate or projection of future Common Stock prices. The Company does not necessarily agree that this method properly values an option. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions and the timing of option exercises, if any.

     The following table provides information concerning option exercises by the persons named in the Summary Compensation Table during the fiscal year ended May 31, 1999 and the value of unexercised options at such date.

                 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                                 Number of Securities
                                                                Underlying Unexercised             Value of Unexercised
                                                                      Options at                   In-the-Money Options
                             Shares                              Fiscal Year-End (#)(1)           at Fiscal Year-End($)(2)
                           Acquired on         Value        -------------------------------   -------------------------------
Name                      Exercise (#)      Realized ($)     Exercisable     Unexercisable     Exercisable     Unexercisable
----                      --------------   --------------   -------------   ---------------   -------------   ---------------
Rhea J. Posedel ........        --              --            70,936            24,064            --               --
Gary L. Larson .........     11,219         $11,238(3)        51,477            12,523            --               --
Carl N. Buck ...........     10,000         $11,875(4)        45,498             9,502            --               --
Richard F. Sette .......        --              --            45,832            14,168            --               --
Raul V. Tan ............        --              --            26,509            35,991            --               --

------------
(1) The Company has not granted any stock appreciation rights and its stock plans do not provide for the granting of such rights.
(2) Calculated by determining the difference between the fair market value of the securities underlying the options at year end ($4.00 per share as of May 28, 1999) and the exercise price of the options.


                                       10


(3) Total includes two exercises of options. The total is based on the fair market value of the Company's Common Stock on October 12, 1998 ($3.56) and January 8, 1999 ($6.75) as reported by the Nasdaq National Market System.
(4) Total includes two exercises of options. The total is based on the fair market value of the Company's Common Stock on July 10, 1998 ($5.375) and October 13, 1998 ($3.50) as reported by the Nasdaq National Market System.



                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


General

     In its ordinary course of business, the Company enters into transactions with certain of its directors and officers. The Company believes that each such transaction has been on terms no less favorable for the Company than could have been obtained in a transaction with an independent third party.


Legal Counsel

     During fiscal 1999, Mario M. Rosati, a member of the Board of Directors of the Company, was also a member of the law firm of Wilson Sonsini Goodrich & Rosati ("WSGR"). The Company retained WSGR as its legal counsel during the fiscal year. The Company plans to retain WSGR as its legal counsel again during fiscal 2000.


Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consists of Messrs. Rosati and Elder. No interlocking relationship exists between the Company's Board of Directors and Compensation Committee and the board of directors or compensation committee of any other company.


                     REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Exchange Act of 1933, as amended, or the Securities Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.


General

     The objectives of the overall executive compensation program are to attract, retain, motivate and reward Company executives while aligning their compensation with the achievements of key business objectives, maximization of shareholder value and optimal satisfaction of customers.

     The Compensation Committee is responsible for:

     1. Determining the specific executive compensation methods to be used by the Company and the participants in each of those specific programs;

     2. Determining the evaluation criteria and timeliness to be used in those programs;

     3. Determining the processes that will be followed in the ongoing administration of the programs; and

     4.  Determining their role in the administration of the programs.

     All of the actions take the form of recommendations to the full Board of Directors where final approval, rejection or redirection will occur. The Compensation Committee is responsible for administering the compensation programs for all Company officers. The Compensation Committee has delegated the responsibility of administering the compensation programs for all other Company employees to the Company's officers.

Compensation Vehicles

     Currently,  the Company uses the following executive compensation vehicles:

     * Cash-based programs: Base salary, Annual Incentive Bonus Plan, Annual Profit Sharing Plan, and a Sales Incentive Commission Plan; and

     * Equity-based programs: 1996 Incentive Stock Option Plan, the 1997 Employee Stock Purchase Plan and the Employee Stock Bonus Plan.

     These programs apply to the Chief Executive Officer and all executive level positions, except for the Sales Incentive Commission Plan, which only includes executives directly responsible for sales activities. Periodically, but at least once near the close of each fiscal year, the Compensation Committee reviews the existing plans and recommends those that should be used for the subsequent year.

     The criteria for determining the appropriate salary level, bonus and stock option grants for the Chief Executive Officer and each of the executive officers include (a) Company performance as a whole, (b) business unit performance (where appropriate) and (c) individual performance objectives. Company performance and business unit performance are measured against both strategic and financial goals. Examples of these goals are to obtain: operating profit, revenue growth, timely new product introduction, and shareholder value (usually measured by the Company stock price). Individual performance is measured to specific objectives relevant to the individual's position and a specific time frame.

     These criteria are usually related to a fiscal year time period, but may, in some cases, be measured over a shorter or longer time frame.

     The processes used by the Compensation Committee include the following steps:

     1. The Compensation Committee periodically receives information comparing the Company's pay levels to other companies in similar industries, other leading companies (regardless of industry) and competitors. Primarily national and regional compensation surveys are used.

     2. At or near the start of each evaluation cycle, the Compensation Committee meets with the Chief Executive Officer to review, revise as needed, and agree on the performance objectives set for the other executives reporting to the Chief Executive Officer. The Chief Executive Officer and Compensation Committee jointly set the Company objectives to be used. The business unit and individual objectives are formulated jointly by the Chief Executive Officer and the specific individual. The Compensation Committee also, with the Chief Executive Officer, jointly establishes and agrees on their respective performance objectives.

     3. Throughout the performance cycle review, feedback is provided by the Chief Executive Officer, the Compensation Committee and full Board, as appropriate.

     4. At the end of the performance cycle, the Chief Executive Officer evaluates each executive's relative success in meeting the performance goals. The Chief Executive Officer makes recommendations on salary, bonus and stock options, utilizing the comparative results as a factor. Also included in the decision criteria are subjective factors such as teamwork, leadership contributions and ongoing changes in the business climate. The Chief Executive Officer reviews the recommendations and obtains Compensation Committee approval. The Compensation Committee also determines the level of salary and bonus and the terms of stock option grants for the Chief Executive Officer.

     5.  The final  evaluations  and  compensation  decisions are discussed with
         each  executive  by  the  Chief   Executive   Officer  or  Compensation
         Committee, as appropriate.


Policy on Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the tax deduction to $1 million for compensation paid to its five most highly compensated executive officers, unless certain requirements are met. One requirement is that the Compensation Committee consists entirely of outside directors as defined in the Code, and the Company's Compensation Committee meets this requirement. Another requirement is that compensation over $1 million must be based upon Company attainment of pre-established, objective performance goals. The Company believes that all compensation paid to its five most highly compensated executive officers in fiscal 1998 is fully deductible. The

Committee's present intention is to comply with the requirements of Section 162(m) unless and until the Committee determines that compliance would not be in the best interest of the Company and its shareholders.

     The Compensation Committee feels that the compensation vehicles used by the company, generally administered through the process as outlined above, provide a fair and balanced executive compensation program related to the proper business issues. In addition, it should be noted that compensation vehicles will be reviewed and, as appropriate, revised in order to attract and retain new executives in addition to rewarding performance on the job.



                                        COMPENSATION COMMITTEE


                                        Mario M. Rosati
                                        William W. R. Elder

Company Performance

     The following graph shows a comparison of total shareholder return for holders of the Company's Common Stock from August 15, 1997, the date of the Company's initial public offering, through May 31, 1999 compared with The Nasdaq Stock Market (U.S.) Index and the Hambrecht & Quist Semiconductor Index. The graph assumes that $100 was invested in the Company's Common Stock, in the Nasdaq Stock Market (U.S.) Index and the Hambrecht & Quist Semiconductor Index on August 15, 1997, and that all dividends were reinvested. The Company believes that while total shareholder return can be an important indicator of corporate performance, the stock prices of semiconductor equipment companies like Aehr Test Systems are subject to a number of market-related factors other than company performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy, and the performance of other semiconductor equipment company stocks.



                               [GRAPHIC OMITTED]

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                                            Cumulative Total Return
                                         -----------------------------
                                         8/15/97    5/31/98    5/31/99

AEHR TEST SYSTEMS                        100.00      50.52      33.33
NASDAQ STOCK MARKET (U.S.)               100.00     113.56     159.56
HAMBRECHT & QUIST SEMICONDUCTOR          100.00      68.70     112.24

                     COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires that directors, certain officers of the Company and ten percent Shareholders file reports of ownership and changes in ownership with the SEC as to the Company's securities beneficially owned by them. Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, the Company believes that, during the fiscal year 1999, all Section 16(a) filing requirements applicable to the Company's officers, directors and ten percent shareholders were filed on a timely basis, except for: amendments to a Form 5 by director Mario M. Rosati in order to clarify his holdings which were previously reported on a timely filed Form 5; a Form 3 which was not timely filed by director Mukesh Patel; and Forms 5 which were not timely filed by Rhea J. Posedel, William W. R. Elder, David Torresdal, Gary L. Larson, William D. Barraclough, Carl N. Buck, Carl J. Meurell, Richard F. Sette, Raul V. Tan and Yasushi Naitoh.


                             FINANCIAL STATEMENTS

     The Company's Annual Report to Shareholders for the last fiscal year is being mailed with this proxy statement to Shareholders entitled to notice of the meeting. The Annual Report includes the consolidated financial statements, unaudited selected financial data and management's discussion and analysis of financial condition and results of operations.


                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.



                                        By Order of the Board of Directors,


                                        /s/ RHEA J. POSEDEL


                                        RHEA J. POSEDEL
                                        President,  Chief  Executive Officer and
                                        Chairman of the Board of Directors


Dated: September 27, 1999

                                                                      APPENDIX A


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         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               AEHR TEST SYSTEMS

                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 20, 1999

  The undersigned Shareholder of Aehr Test Systems, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and hereby appoints Rhea J. Posedel and Gary L. Larson, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Aehr Test Systems to be held on October 20, 1999, at 4:00 p.m., local time, at 1667 Plymouth Street, Mountain View, California 94043, and at any adjournments thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1. ELECTION OF DIRECTORS:

     [ ] FOR all nominees listed below (except as indicated). [ ] WITHHOLD authority to vote for all nominees listed below.

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

               Rhea J.Posedel     William W.R. Elder     Mario M. Rosati
               David Torresdal    Mukesh Patel

2. PROPOSAL TO AMEND THE 1996 STOCK OPTION PLAN TO INCREASE BY 300,000 SHARES THE NUMBER OF SHARES AUTHORIZED THEREUNDER TO PROVIDE FOR THE ISSUANCE OF UP TO AN AGGREGATE OF 950,000 SHARES OF COMMON STOCK OF THE COMPANY TO EMPLOYEES, DIRECTORS AND CONSULTANTS OF THE COMPANY.

                   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

3. PROPOSAL   TO   RATIFY  THE  APPOINTMENT  OF  PRICEWATERHOUSECOOPERS  LLP  AS
   INDEPENDENT AUDITORS:

                   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

                                    (Continued and to be signed on reverse side)
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
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      (Continued from other side)


4. IN THEIR DISCRETION, UPON SUCH OTHER MATTER OR MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

                   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

   THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR AMENDMENT OF THE 1996 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE THEREUNDER BY 300,000 SHARES, FOR RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.


                                           Dated:________________ , 1999

                                           _____________________________________
                                           Signature

                                           _____________________________________
                                           [Signature]

                                           (This Proxy should be marked,  dated,
                                           signed by the Shareholder(s)  exactly
                                           as his or her  name  appears  hereon,
                                           and returned promptly in the enclosed
                                           envelope.   Persons   signing   in  a
                                           fiduciary    capacity    should    so
                                           indicate. If shares are held by joint
                                           tenants  or  as  community  property,
                                           both should sign.)

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